EXHIBIT 10.11B

             SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
             ----------------------------------------


     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") is made effective as of December 27, 2002 and entered into this 17th day of May, 2003, by and among HF HOLDINGS, INC., a Delaware corporation (the "Company"), ICON HEALTH & FITNESS, INC., a Delaware corporation (the "Subsidiary"), and SCOTT R. WATTERSON (the "Employee" and together with the Company and the Subsidiary, the "Parties"). Defined terms not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Employment Agreement (as defined below).

     WHEREAS, the Parties entered into an Employment Agreement dated September 27, 1999, as amended by the First Amendment to Employment Agreement, dated April 29, 2002 (the "Employment Agreement"); and

     WHEREAS, the Parties desire to further amend certain provisions of the Employment Agreement in accordance with the provisions of this Second Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1. Amendments. The following sections of the Employment Agreement are hereby amended as follows.

             (a) That Section 2.2, as amended, is hereby deleted in its entirety and replaced with the following text:

                 "2.2 Subject to earlier termination is hereinafter provided, the COMPANY hereby employs the EMPLOYEE and the EMPLOYEE agrees to serve the COMPANY in the positions of Chairman and Chief Executive Officer from the EFFECTIVE DATE until September 27, 2002, (the "TERM"); and by mutual agreement, the COMPANY and the EMPLOYEE hereby extend the TERM from September 27, 2002 to September 27, 2005."

             (b) That Section 2 shall be amended by inserting the following
Section immediately after Section 2.4:

                 "2.5 The COMPANY shall pay the EMPLOYEE a one-time retention bonus of THREE HUNDRED THOUSAND DOLLARS ($300,000), for services rendered or to be rendered to the COMPANY, as the case may be, during the COMPANY'S Fiscal Year 2003."

             (c) That Section 3.1 shall hereby be amended by adding a new sentence thereto as follows: "Such annual base salary shall be increased from its current level at the date hereof by ONE HUNDRED THOUSAND DOLLARS ($100,000) effective for the COMPANY'S fiscal year 2003".

             (d) That Section 4.1 is hereby deleted in its entirety and is replaced with the following text:
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                 "4.1  The EMPLOYEE shall receive with respect to (i) each
                       fiscal year ending during the Term, and (ii) that portion of any fiscal year ending after Term during which he is employed hereunder, a bonus equal to one and one-half percent (1.50%) [or one and one-quarter percent (1.25%) in the even of the application of the proviso set forth in Section 9.8 hereof] of the consolidated EBITDA (as that term is defined in the Credit Agreement, dated April 9, 2002, among the SUBSIDIARY, General Electric Capital Corporation and the other lenders thereunder, without regard to any amendments thereto) of the SUBSIDIARY and its subsidiaries (but not including the COMPANY); provided, however, that such bonus (i) shall, in the event of a Material Acquisition (as reasonably determined in good faith by the Board of Directors) by the COMPANY or the SUBSIDIARY and absent an agreement to the contrary between the COMPANY and the EMPLOYEE, be calculated without taking account of any EBITDA (as defined above) properly attributable to such Material Acquisition, and
                       (ii) shall not be payable with respect to any such fiscal year unless such EBITDA for such fiscal year exceeds five and one-half percent (5.5%) of the consolidated net sales of the SUBSIDIARY and its subsidiaries (but not including the COMPANY) determined in accordance with generally accepted accounting principles and provided, further, that for purposes of this Agreement, EBITDA shall be calculated without regard to any bonuses payable hereunder."

             (e) That Section 9.3 is hereby deleted in its entirety and replaced with the following text:

                 "9.3 The EMPLOYEE may terminate the TERM by sending his resignation in writing to the Board of Directors not less than six (6) months prior to the effective date of such resignation or, if such resignation is submitted in good faith so that the EMPLOYEE can perform full time church service, not less than three (3) months prior to the effective date of such resignation, failing which notice the EMPLOYEE may be subject to any and all damages incurred as a result of such failure; provided, however, in the case of any termination pursuant to this Section
                       9.3 the EMPLOYEE shall, at his sole option, have the right, for a period of three (3) years from the date of such resignation, to reemployment with the COMPANY in an executive position, with salary and duties commensurate with such position, and for such term as the EMPLOYEE and the Board of Directors shall then agree. In the event the EMPLOYEE has given notice to the COMPANY pursuant to this
                       Section 9.3, the
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                       COMPANY may, at its option, earlier terminate EMPLOYEE'S
                       employment."

             (f) That Section 9.8 is hereby deleted in its entirety and is replaced with the following text:

                 "9.8  In the event of the termination of the TERM by virtue of
                       Section 9.3, 9.4 or 9.5, the COMPANY shall pay to the EMPLOYEE a severance pay equal to the EMPLOYEE's base salary then in effect and the bonus referred to in
                       Section 4 hereof, pro-rated for the period of the payment, for three (3) years following the termination of the TERM; provided, however, that if, due to the EMPLOYEE's resignation, there is a termination of the TERM, without any action by the COMPANY, during the one
                       (1) year period following the EFFECTIVE DATE, the EMPLOYEE shall forego FIVE HUNDRED THOUSAND DOLLARS ($500,000) of any severance pay to which he would otherwise be entitled under this Section 9.8, unless the resignation resulting in such termination is submitted
                       (i) in good faith by EMPLOYEE pursuant to Section 9.3 so that the EMPLOYEE can perform full time church service, or (ii) pursuant to Section 9.5 and provided, further, that if the EMPLOYEE's resignation is submitted by EMPLOYEE pursuant to Section 9.3 (other than so that the EMPLOYEE can perform full time church service), then the bonus referred to in Section 4.1 hereof shall be calculated at the rate of one and one-quarter percent (1.25%). For the purposes of this Section 9.8, the bonus referred to in Section 4.1 hereof shall be determined using EBITDA (as defined in Section 4.1 hereof) for the fiscal year immediately preceding termination and shall be paid to the EMPLOYEE within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment."

             (g) That Section 10.3 is hereby deleted in its entirety and is replaced with the following text:

                 "10.3 Notwithstanding the foregoing, if termination of
                       employment occurs under Section 9.3, 9.4 or 9.5, the period stipulated by Section 10.1 is reduced to three (3) years; provided, however, that such period shall be extended by written notice to the EMPLOYEE within thirty
                       (30) days of such termination by an additional two (2) years (i.e., for a total of five (5) years from the termination of EMPLOYEE's employment) if and to the extent that the COMPANY, at its option, pays to the EMPLOYEE additional severance pay equal to the EMPLOYEE's base salary then in effect and the bonus referred to in
                       Section 4 hereof, pro-rated for the period of the
                       payment, for an additional two (2) years beyond that required to
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                       be paid by the COMPANY to the EMPLOYEE under Section 9.8.
                       If paid at the COMPANY's option, such bonuses, which shall be determined using EBITDA (as defined in Section
                       4.1 hereof) for the fiscal year immediately preceding termination, are to be paid within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment."

             (h) That Section 23.1. c) is hereby deleted in its entirety and is replaced with the following text:

                       "c) With a copy in each case to:

                            Weil, Gotshal & Manges LLP 100 Federal Street 34th floor Boston, MA 02110 Fax: 617-772-8333 Attn:
                            Charles W. Robins, Esq.

                            and

                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110
                                Fax: 617-951-7050
                        Attn: R. Newcomb Stillwell, Esq."

          2. No Other Changes. Except as otherwise expressly provided hereby, all the terms, conditions, and provisions of the Employment Agreement remain unaltered, valid, binding, and in full force and effect in the form existing immediately prior to the execution and delivery of this Second Amendment.

          3. Counterparts. This Second Amendment may be executed in any number of counterparts, which, when taken together, shall constitute one and the same agreement.



















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                     Counterpart Signature Page
       Second Amendment to Scott R. Watterson Employment Agreement
       -----------------------------------------------------------


     IN WITNESS HEREOF, the parties hereto have signed this Second Amendment to Employment Agreement this 17th day of May, 2003.


                                      HF HOLDINGS, INC.


-----------------------------         By: -----------------------------
Witness                                   Name:
                                          Title:


                                      ICON HEALTH & FITNESS


-----------------------------         By: -----------------------------
Witness                                   Name:
                                          Title:


-----------------------------         By: -----------------------------
Witness                                   Scott R. Watterson




APPROVED by the Combined Board of Directors of the Company and the Subsidiary:




By: ---------------------------------------
    Name:
    Title: